SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 25, 2017
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (513) 271-3700
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
On January 25, 2017, Meridian Bioscience, Inc. (the "Registrant") issued a press release announcing its financial results for the fiscal quarter ended December 31, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The following matters were submitted to a vote of shareholders at the Registrant's Annual Meeting of Shareholders held on January 25, 2017:

(a) Votes regarding the election of six directors:

Name	For	Withheld	Broker Non-Votes
James M. Anderson	32,099,821	1,499,173	5,202,996
Dwight E. Ellingwood	32,772,686	826,308	5,202,996
John A. Kraeutler	31,947,601	1,651,393	5,202,996
John C. McIlwraith	33,153,779	445,215	5,202,996
David C. Phillips	32,068,081	1,530,913	5,202,996
Catherine A. Sazdanoff	32,123,531	1,475,463	5,202,996

(b) Advisory votes regarding named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
32,087,977	1,413,001	98,016	5,202,996

(c) Votes regarding the ratification of the Audit Committee's appointment of Grant Thornton LLP as the Registrant's Independent Registered Public Accountants for fiscal 2017:

For	Against	Abstain
36,017,666	2,749,323	35,001

(d) Votes regarding the re-approval of the material terms for payment of performance-based incentive compensation under the Meridian Bioscience, Inc. 2012 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
32,599,011	895,022	104,961	5,202,996

Item 9.01.  Financial Statements and Exhibits.
(d)	Exhibits
	99.1	Press Release dated January 25, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERIDIAN BIOSCIENCE, INC.

Date: January 26, 2017	By: /s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)